UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2016

Commission file number	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices, and Telephone Number	IRS Employer Identification No.

1-32853	DUKE ENERGY CORPORATION (a Delaware corporation) 550 South Tryon Street Charlotte, North Carolina 28202-1803 704-382-3853	20-2777218

1-03543	DUKE ENERGY INDIANA, LLC (an Indiana limited liability company) 1000 East Main Street Plainfield, Indiana 46168 704-382-3853	35-0594457

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Duke Energy Indiana, Inc.

On January 1, 2016, Duke Energy Indiana, Inc. converted its form of business organization from an Indiana corporation to an Indiana limited liability company.  Upon the conversion, Duke Energy Indiana, Inc. changed its name to Duke Energy Indiana, LLC.  In connection with the conversion, the former Articles of Incorporation and By-Laws were terminated and Duke Energy Indiana, LLC adopted a Certificate of Conversion, Articles of Entity Conversion, a Plan of Entity Conversion, Articles of Organization, and a Limited Liability Company Operating Agreement.

The foregoing description of the conversion is not complete and is qualified in its entirety by reference to the Certificate of Conversion, Articles of Entity Conversion, Plan of Entity Conversion, Articles of Organization, and Limited Liability Company Operating Agreement which are attached as Exhibits 3.1, 3.2, 3.3, 3.4, and 3.5, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements And Exhibits.

(d) Exhibits

3.1   Certificate of Conversion of Duke Energy Indiana, Inc.

3.2   Articles of Entity Conversion of Duke Energy Indiana, Inc.

3.3   Plan of Entity Conversion of Duke Energy Indiana, Inc.

3.4   Articles of Organization of Duke Energy Indiana, LLC.

3.5    Limited Liability Company Operating Agreement of Duke Energy Indiana, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY INDIANA, LLC

Date: January 1, 2016	By:	/s/ Julia S. Janson
Executive Vice President, Chief Legal
Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description

3.1	Certificate of Conversion of Duke Energy Indiana, Inc.

3.2	Articles of Entity Conversion of Duke Energy Indiana, Inc.

3.3	Plan of Entity Conversion of Duke Energy Indiana, Inc.

3.4	Articles of Organization of Duke Energy Indiana, LLC.

3.5	Limited Liability Company Operating Agreement of Duke Energy Indiana, LLC.